Exhibit 99.2
Independent Auditors’ Report

To the Board of Directors and Stockholders of
Cousins Properties Incorporated
Atlanta, Georgia

We have audited the accompanying statement of revenues over certain operating expenses of Terminus 200 (the “Building”), for the year ended December 31, 2012, and the related notes (the “Statement”).

Management's Responsibility for the Statement
Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statement that is free from material misstatement, whether due to fraud or error.

Auditors' Responsibility
Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Building's preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Building for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
We draw attention to Note 2 to the Statement, which describes that the accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Building’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 26, 2013

Terminus 200
Statement of Revenues Over Certain Operating Expenses
For the year ended December 31, 2012
(in thousands)

Revenues:
Base rent	$9,509
Tenant reimbursements	1,723
Other income	1,033
Total revenues	12,265

Expenses:
Utilities	1,112
Management and personnel costs	832
Real estate taxes	829
Cleaning and maintenance	763
Parking and security	724
Insurance	155
Marketing and advertising expense	63
Legal and professional expense	48
Other	18
Total expenses	4,544
Revenues over certain operating expenses	$7,721

See accompanying notes.

Terminus 200
Notes to Statement of Revenues Over Certain Operating Expenses
For the year ended December 31, 2012

1.	Description of Real Estate Property Acquired

On February 6, 2013, Cousins Properties Incorporated ("Cousins") acquired the remaining 80% interest in Terminus 200 (the "Building"), a Class A office building consisting of 566,000 square feet, located in Atlanta, Georgia. Upon acquisition of this interest, Cousins owned 100% of the Building.

2.	Basis of Accounting

The accompanying statement of revenues over certain operating expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. Accordingly, the statement excludes certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statement of operations of the Building after its acquisition by Cousins and is not intended to be a complete representation of the Building’s revenues and expenses.

3.	Significant Accounting Policies

Rental Revenue

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as a receivable. The adjustment to this receivable increased rental revenue by approximately $6.0 million for the year ended December 31, 2012.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

Subsequent events have been evaluated through March 26, 2013, the date the accompanying statement of revenues over certain expenses was issued.

Legal Contingencies

The Building is subject to various legal proceedings, claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance. Cousins makes assumptions and estimates concerning the likelihood and amount of any potential loss relating to these matters using the latest information available. The Building records a liability for litigation if an unfavorable outcome is probable and the amount of loss or range of loss can be reasonably estimated. If an unfavorable outcome is probable and a reasonable estimate of the loss is a range, the Building accrues the best estimate within the range. If no amount within the range is a better estimate than any other amount, the Building accrues the minimum amount within the range. If an unfavorable outcome is probable but the amount of the loss cannot be reasonably estimated, the Building discloses the nature of the litigation and indicates that an estimate of the loss or range of loss cannot be made. If an unfavorable outcome is reasonably possible and the estimated loss is material, the Building discloses the nature and estimate of the possible loss of the litigation. The Building does not disclose information with respect to litigation where an unfavorable outcome is considered to be remote or where the estimated loss would not be material. Based on current expectations, such matters, both individually and in the aggregate, are not expected to have a material adverse effect on the accompanying statement of revenues over certain expenses.

4.	Description of Leasing Arrangements

As of December 31, 2012, the Building was approximately 88% leased. Under the terms of the leases, each tenant is required to reimburse to the landlord its proportionate share of the Building's operating expenses as defined in their specific lease agreements. The rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and contain various reimbursement clauses.

5.	Related Party Transaction

The former owner of the Building engaged an affiliate of Cousins to manage, develop, lease and account for the Building. Fees to Cousins incurred by the Building for the year ended December 31, 2012 are as follows (in thousands):

Leasing commissions	$31
Reimbursement of personnel and other operating costs	583
Management fees	207
Construction management fees	151
Total	$972

The Building had outstanding amounts payable to Cousins of $47,000 related to the above services as of December 31, 2012.

6.	Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2013	$4,145
2014	7,287
2015	9,917
2016	9,784
2017	9,360
Thereafter	58,205
Total	$98,698